Exhibit 3.7

REDWOOD GREEN CORP.

ACTION OF THE BOARD OF DIRECTORS BY UNANIMOUS CONSENT
IN WRITING PURSUANT TO THE PROVISIONS OF THE

NEVADA REVISED STATUTES

August 26, 2020

The undersigned, being all the members of the Board of Directors (the “Board”) of Redwood Green Corp., a Nevada corporation (the “Company”), do hereby consent to the adoption of the following Resolutions to the same extent as though such actions had been authorized at special meeting of the Board of the Company held pursuant to notice:

WHEREAS, the Company desires to change the name of the Company to “Andina Gold Corp.” and

WHEREAS, Section 92A:180 of the Nevada Revised Statutes authorizes the merger of a subsidiary corporation into a parent corporation and the survivor’s name change, without the requirement of stockholder approval; and

WHEREAS, the Company has formed a wholly owned Nevada subsidiary under the name “Andina Gold Corp.” (“Subsidiary”), in order to most efficiently and effectively accomplish a merger and name change as described above; and

WHEREAS, after careful and extensive discussion of the merger and name change, and in consideration of the business, legal and financial issues resulting therefrom, the Board of Directors has concluded that it is in the best interests of the Company to approve the merger and name change.

NOW, THEREFORE, BE IT RESOLVED, that the merger of Subsidiary with and into the Company, substantially upon the terms and conditions set forth in a certain plan of merger, substantially in the form presented to the undersigned (the “Plan of Merger”) and attached hereto as Appendix A, and with such changes as may be approved by the Chief Executive Officer of the Company, be and hereby is approved and adopted, a copy which shall be attached hereto and made a part hereof; and

FURTHER RESOLVED, that in accordance with the Plan of Merger, on the Effective Date, (i) the Company’s Articles of Incorporation will be amended to change the name of Company to “Andina Gold Corp.”; (ii) each share of stock of the Company issued and outstanding prior to the Merger will remain issued and outstanding and constitute one hundred percent (100%) of the issued and outstanding shares of all classes of stock of the Survivor; and (iii) the Subsidiary will be merged with and into the Company and the Company, as Survivor, will thereafter assume all of the obligations of the Company; and

FURTHER RESOLVED, that the each and any officer of the Company be and hereby is authorized, empowered and directed, to execute Articles of Merger, on behalf of the Company, and cause the same to be filed with the Nevada Department of State; and

FURTHER RESOLVED, that and each of the Officers of the Company is, and collectively, are authorized, emp0wered and directed to take all such further action and do all things for and on behalf of the Company, as may be necessary, appropriate, or convenient to implement any and all of the foregoing resolutions, to perform the obligations of the Company under the documents referred to in the foregoing resolutions, and to carry out the transactions contemplated thereby, in his discretion and on advice of legal counsel, as conclusively evidenced by their signature thereto, may deem necessary or appropriate in connection with the merger, the Company’s name change and to continue the Company’s business and operations under the new name; and be it

FURTHER RESOLVED, that these action and documents may be carried out and signed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument, and shall be effective as of the date first set forth above.

IN WITNESS WHEREOF, the undersigned have executed this unanimous written consent effective as of the date first set forth above.

/s/ Delon Human
Delon Human

/s/ Mark Radke
Mark Radke

/s/ Mario Gobbo
Mario Gobbo

/s/ Carlos Andres Hernandez Nunez
Carlos Andres Hernandez Nunez

/s/ Gary Joseph Artmont
Gary Joseph Artmont

APPENDIX A

PLAN OF MERGER

This Plan of Merger is made this [_) day of August 2020, by and between Redwood Green Corp, a Nevada corporation (“Parent”) and Andina Gold Corp., a Nevada corporation and a wholly owned subsidiary of Parent (“Sub”), pursuant to which Sub will merge with and into Parent pursuant to the applicable provisions of the Section 92A:180 of the Nevada Revised Statutes (the “NRS”).

1. Merger of Sub into Parent. On the effective date, as set forth in Paragraph 6 below (the “Effective Date”), Sub will merge with and into Parent. The separate existence of Sub will cease and Parent will be the Surviving Corporation and will continue its existence under Nevada law.

2. Articles of Incorporation and Bylaws of Surviving Corporation. On the Effective Date, Article 1 of Parent’s Articles of Incorporation, as then in effect, will be amended to change the name of Redwood Green Corp. to Andina Gold Corp.

Such Amended Articles of Incorporation shall thereafter continue to be the Articles of Incorporation of the Surviving Corporation until changed as provided by law. On the Effective Date, Parent’s Bylaws, as then in effect, will become the Bylaws of the Surviving Corporation and thereafter continue to be its Bylaws until changed as provided by law.

3. Directors and Officers of Surviving Corporation. On the Effective Date, the directors and officers of Parent, as then in office, will become the directors and officers of the Surviving Corporation, to serve in such capacity until the next annual meeting of the stockholders and of the directors, respectively, or until their successors have been duly elected and qualified.

4. Shares. On the Effective Date (a) each then issued and outstanding share of the stock of Parent will be and continue to be an issued and outstanding share of the Surviving Corporation, and (b) each then issued and outstanding share of the stock of Sub will, by virtue of the merger and without any action on the part of the holder thereof: be cancelled without conversion or issuance of any shares of stock of the Surviving Corporation with respect thereto.

5. Liabilities and Obligations. On the Effective Date, the separate existence of all parties to the merger, except that of the Surviving Corporation, shall cease. All of the property, real, personal and mixed, and licenses of Parent and Sub, and all debts due on whatever account to Parent and Sub, including choses in action, shall be deemed to be transferred to and vested in the Surviving Corporation, without further action, and the title to any real estate, or any interest therein, vested in Parent and Sub shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall be responsible for all the liabilities of Parent and Sub. Liens upon the property of Parent and Sub shall not be impaired by the merger, and any claim existing or action or proceeding pending by or against Parent and Sub may be prosecuted to judgments as if the merger had not taken place, or enforced against the Surviving Corporation in Parent’s and Sub’s place. Any taxes, penalties and public accounts claimed against Parent and Sub but not settled, assessed or determined prior to the Effective Date shall be settled, assessed or determined against the Surviving Corporation and, together with interest thereon, if any, shall be a lien against the franchises and property, both real and personal, of the Surviving Corporation.

6. Approval, Filing and Effectiveness. After this Plan has been duly approved in the manner required by law and if it is not terminated in accordance with paragraph 8 hereof, Articles of Merger will be executed and filed with the Nevada Department of State and the date of filing will be the Effective Date.

7. Amendment. This Plan may be amended by action of the Board of Directors of each of Parent and Sub at any time prior to the Effective Date, subject to any limitations contained in the NRS.

8. Termination. This Plan may be terminated, and the merger abandoned by action of the Board of Directors of Parent and Sub at any time prior to the Effective Date.

IN WITNESS WHEREOF, the undersigned have executed this plan of merger as of the date first set forth above.

On behalf of Andina Gold Corp.

Christopher M. Hansen, President

On behalf of Redwood Green Corp.

Philip Blair Mullin, Officer

The undersigned, Patricia Izabel Kovacevic, General Counsel and Corporate Secretary of Redwood Green Corp., a Nevada corporation, hereby declare and state that the above document is a true and accurate extract from the minute book of the corporation